                           POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned hereby
constitutes and appoints Craig T. Beazer, Bennett E. Josselsohn,
Richard M. Pearlman  and Jane C. Sherburne, and each of them, the undersigned's true and lawful  attorneys-in-fact for and in the undersigned's name, place and stead to:

        1.  prepare, execute, and file with the Securities and
Exchange Commission ("SEC"), the New York Stock Exchange ("NYSE")
and The Bank of New York Mellon Corporation (the "Company"), for
and on behalf of the undersigned, pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, such statements regarding the undersigned's beneficial ownership of securities of the
Company as required by law; and
        2.  prepare, execute and file with the SEC, the NYSE and
the Company, for and on behalf of the undersigned, one or more
Notices of Proposed Sale of Securities on Form 144 relating to the sale of shares of common stock of the Company; and
        3.  do and perform any and all acts, for and on behalf of
the undersigned, which may be necessary or desirable for the preparation and timely filing of any such reports or documents with the SEC, the NYSE and any other authority; and
        4.  take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact's discretion.

        Said attorneys-in-fact and each of them shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each and every act and thing whatsoever requisite, necessary or proper to be done in connection with any of the above as fully as the undersigned might or could do if personally
present, the undersigned hereby ratifying and confirming all that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof of this Power of Attorney and the rights and powers herein granted.

        The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.  The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has executed this Power of
Attorney as of this 12th day of June, 2012.

                                   /s/Wesley W. von Schack
                                _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                                     Wesley W. von Schack